UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

THE LIBERTY CORPORATION

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEWS RELEASE

P.O. Box 502, Greenville, SC 29605 135 South Main St., Greenville, SC 29601 (864) 241-5400 FAX (864) 241-5401 www.libertycorp.com

For further information: Howard Schrott, 864-241-5400

LIBERTY CORPORATION REPORTS EXPIRATION OF HSR WAITING PERIOD

Greenville, SC (November 16, 2005) – The Liberty Corporation (NYSE: LC) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, relating to the proposed merger between Liberty and Raycom Media, Inc., expired on November 14, 2005.

     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX).

     For further information about Liberty, visit the corporate website, http://www.libertycorp.com.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

-MORE-

LIBERTY CORPORATION REPORTS EXPIRATION OF HSR WAITING PERIOD

November 16, 2005

Additional Information and Where to Find It

     In connection with the proposed merger, Liberty filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) on October 31, 2005 which was subsequently distributed to Liberty’s shareholders for purposes of the shareholder meeting scheduled for December 6, 2005. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement and other documents filed by Liberty with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement and Liberty’s other filings with the SEC may also be obtained from Liberty. Free copies of Liberty’s filings may be obtained by directing a request to The Liberty Corporation, 135 South Main Street. Greenville, South Carolina 29601.

Participants in the Solicitation

     Liberty, Raycom and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Liberty’s shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Liberty’s shareholders under the rules of the SEC is set forth in the proxy statement filed by Liberty with the SEC on October 31, 2005.

-END-